UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 25, 2010
TTM TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-31285	91-1033443

(State or other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

2630 South Harbor Boulevard, Santa Ana, CA	92704

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (714) 327-3000
(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     Reference is made to the information set forth under Item 5.02 of this Current Report on Form 8-K. The disclosure contained in Item 5.02 and the information contained in Exhibit 10.18 attached hereto are hereby incorporated by reference in their entirety into this Item 1.01.
Item 5.02. Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Determination of 2010 Base Salaries and Cash Bonuses for Named Executive Officers
     Effective March 25, 2010, the compensation committee of the board of directors of TTM Technologies, Inc., a Delaware corporation (the “Company,” we, us, and our), approved the 2010 base salaries and 2010 cash bonus program for our named executive officers, which include Kenton K. Alder, Steven W. Richards, Shane S. Whiteside, and Douglas L. Soder. For 2010, the compensation committee based the annual cash bonuses of our named executive officers solely on company-wide operating income, subject to certain adjustments. Actual cash bonus payouts for 2010 performance will be determined by the Company’s compensation committee or board of directors and paid in early 2011, and may be above or below target bonus levels. The 2010 base salaries will be payable effective as of March 22, 2010.
     The table below lists the 2010 base salaries and cash bonus levels for each of our named executive officers.

	2010	Bonus Levels as % of Base Salary
	Base	60%	80%	100%	120%
Name	Salary	of Target (1)	of Target	of Target	of Target (2)
Kenton K. Alder	$605,000	10%	47.5%	95%	230%
Steven W. Richards	$310,000	10%	32.5%	65%	140%
Shane S. Whiteside	$355,000	10%	32.5%	65%	140%
Douglas L. Soder	$355,000	10%	32.5%	65%	140%

(1)	Represents the percentage of 2010 base salary that executive will receive (assuming applicable individual performance goals are met and discretionary portion is paid in full) if we achieve 60% of the operating income target established by our board of directors. Bonuses will not be earned if operating income is less than 60% of the target.

(2)	Represents the maximum potential bonus payout.
Grants of Restricted Stock Units
     Effective March 25, 2010, the compensation committee of our board of directors also approved the grant to our named executive officers of both time vest restricted stock units (“RSUs”), the terms of which are consistent with our prior grants of time vest RSUs, and performance-based RSUs.
     For 2010, our compensation committee determined to add a performance-based element to our long-term incentive program by approving a new long-term incentive program (the “PRU Program”) for our executive officers. Under this program, performance-based RSUs, referred to as “performance-based restricted units” (“PRUs”), are awarded to eligible employees. PRU awards are intended to reward employees to the extent we achieve specific pre-established financial performance goals and provide a long-term return to our stockholders relative to a broader market index.
     Under the PRU Program, a target number of PRUs is awarded at the beginning of each three-year performance period. The number of shares of our common stock released at the end of the performance period will range from zero to 2.4 times the target number depending on performance during the period. The performance metrics of the PRU Program are (a) annual financial targets, which for 2010 are based on revenues and earnings before interest, tax, depreciation, and amortization expense (“EBITDA”), each of which performance metrics is equally weighted, and (b) an overall “modifier” based on our company’s total stockholder return (“TSR”) relative to the S&P SmallCap 600 over the three-year performance period. The calculation of EBITDA will exclude compensation expense attributable to the PRU program, goodwill impairment, building and other significant asset sales, asset write-downs, plant closure and related layoff costs, and residual acquisition costs. Payouts under the PRU Program are based on rolling three-year performance periods, and the annual financial metrics for future years may be different from those selected for 2010. The performance targets established by our compensation committee are used solely for compensation purposes and should not be understood to be management’s expectations or guidance relating to future financial performance.
     Each PRU will be equal in value to one share of our common stock. Recipients of PRU awards generally must remain employed by us on a continuous basis through the end of the relevant performance period in order to receive any amount of the PRUs covered by that award, except that recipients may be entitled to a pro-rata amount of PRUs in the case of the recipient’s death, disability, or approved retirement.
     The TSR modifier is intended to ensure that there are no payouts or limited payouts under the PRU Program if our stock performance is below the median TSR of S&P SmallCap 600 companies for the three-year performance period. Where the annual financial goals (revenue and EBITDA for 2010) have been met and where there has been strong relative TSR performance over the three-year performance period, the PRU Program may provide substantial rewards to participants with respect to that performance period. However, even if all of the annual financial metric goals are achieved in each of the three years, there may be no or limited payouts if our stock performance is below that of the median TSR of S&P SmallCap 600 companies.
     Under the PRU Program, financial goals are set at the beginning of each fiscal year, and performance is reviewed at the end of that year. For 2010, the annual financial goals are revenue and EBITDA. The percentage to be applied to each participant’s target award ranges from zero to 160%, based upon the extent to which the two annual performance goals are achieved. If we do not achieve a 60% threshold level of revenue or EBITDA performance for the year, the amount earned for that performance element of one-third of the award is zero. If we achieve the 60% threshold for both the targeted levels of revenue and EBITDA performance for the year, a percentage (ranging on a sliding scale from 40% to 160%) will be applied to one-third of the participant’s PRU award to determine the number of units earned during that year. If we achieve 120% or more of the target level of revenue or EBITDA, the amount earned for that performance element of the award will be 160% of one-third of the initial PRU award. For example, if a named executive officer receives an award of 234,000 PRUs, we continue to use revenue and EBITDA as our annual financial goals for 2011 and 2012, and we achieve (i) 130% of the revenue target and 60% of the EBITDA target in the first year, (ii) 100% of each of the revenue and EBITDA targets the second year, and (iii) 120% of the revenue target and 55% of the EBITDA target the third year, the participant will earn (and “bank,” pending application of the TSR modifier) 218,400 PRUs ((160% x 39,000) + (40% x 39,000) + (100% x 39,000) + (100% x 39,000) + (160% x 39,000) + (0 x 39,000)).
     At the end of the three-year performance period, the total units earned, if any, are adjusted by applying a modifier based on our company’s TSR based on stock price changes (using for the 2010 awards the 6 month trailing average closing price at January 1, 2010 compared to the 6 month trailing average closing price at December 31, 2012), assuming reinvestment of dividends, relative to the TSR of S&P SmallCap 600 companies for the three-year period. If our TSR is in the bottom quartile of the S&P SmallCap 600, the modifier will be zero, and no shares will be released with respect to that three-year performance period. If our TSR is at or above the 80th percentile of S&P SmallCap 600 companies for the period, the maximum modifier of 150% will apply, and the number of shares released will equal 150% of the number of units earned during the period with respect to annual financial metric performance. If our TSR is between the 20th and 50th percentile of the S&P SmallCap 600, the modifier will range on a sliding scale between .70 and 1.0. If our TSR is between the 50th and 80th percentile of the S&P SmallCap 600, the modifier will range on a sliding scale between 1.0 and 1.5. For example, if a participant was credited with 218,400 PRUs at the end of the performance period and our TSR for that three-year period was at the 80th percentile of the S&P SmallCap 600, a total of 327,600 shares of our common stock would be released to the participant for that period (218,400 x 150% = 327,600).
     To achieve the maximum payout (240% of the initial PRU award), we must achieve the maximum annual financial goals for each of the three years in the relevant performance period and our TSR must meet or exceed the

80th percentile of the TSRs of S&P SmallCap 600 companies for that period. Award values will reflect changes in stock price (both increases and decreases) over the three-year period because awards are denominated in stock units payable in shares.
     Also effective March 25, 2010, our compensation committee set the PRU revenue and EBITDA goals for fiscal 2010. The revenue and EBITDA goals were based on our board-approved 2010 budget for our company, as well as the projected performance of the printed circuit board business of Meadville Holdings Limited (“Meadville”), which we seek to acquire pursuant to our previously announced pending acquisition of Meadville, during the second, third, and fourth fiscal quarters of 2010, as provided to our board by Meadville and used in connection with the preparation of the fairness opinion rendered to our board in connection with its approval of the Meadville transaction. The target levels associated with Meadville’s revenue and EBITDA will be pro-rated if and to the extent the Meadville transaction is consummated subsequent to April 1, 2010, and will be eliminated if the transaction does not close prior to July 1, 2010. The annual financial performance goal or goals for 2011 and 2012 will be established in the first quarter of each of those subsequent years, and may or may not be based on our revenue and/or EBITDA in those years. Whether these or any units earned in subsequent years will be paid out in shares at the end of any three-year performance period will depend on our TSR during that period, which is not determinable until the end of the period.
     Our compensation committee established a total long-term incentive target amount for each named executive officer, and awarded 55% of that amount in the form of PRUs, with the remaining amount awarded in the form of RSUs with time-based vesting. The following table sets forth the estimated value of our 2010 equity awards and the number of RSUs awarded to our executive officers for 2010.

	Dollar Value of RSUs (1)		Number of RSUs (1)
Name	Time Vest (2)	Performance	Time Vest (2)	Performance
Kenton K. Alder	$405,000	$495,000	38,389	46,919
Steven W. Richards	$200,000	$250,000	18,957	23,697
Shane S. Whiteside	$250,000	$300,000	23,697	28,436
Douglas L. Soder	$250,000	$300,000	23,697	28,436

(1)	The target number of RSUs awarded was calculated using a dollar value per share of $10.55, which was the six-month trailing average closing price as of March 25, 2010, the grant date. On March 25, 2010, the closing sales price for our stock was $9.14.

(2)	One-third of the restricted stock units vest on each of the first three anniversaries of the grant date.
     The foregoing is a summary only and does not purport to be a complete description of all of the terms, provisions, covenants, and agreements contained in, and is subject to and qualified in its entirety by reference to the form of PRU Grant Notice and Award Agreement attached hereto as Exhibit 10.18.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits.
10.18	Form of PRU Grant Notice and Award Agreement and schedule of signatories.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 30, 2010	TTM TECHNOLOGIES, INC.
	By:	/s/ Steven W. Richards
Steven W. Richards
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.18	Form of PRU Grant Notice and Award Agreement and schedule of signatories.